Exhibit 10.7

COMMON SHARE AND PRE-FUNDED WARRANT PURCHASE AGREEMENT

THIS COMMON SHARE AND PRE-FUNDED WARRANT PURCHASE AGREEMENT (THIS “AGREEMENT”) is entered into as of November 9, 2026 (the “Effective Date”), by and between Sanofi Foreign Participations B.V., a company incorporated under the laws of the Netherlands (the “Investor”) and Windward Bio Group AG, a Swiss corporation (Aktiengesellschaft) organized under the laws of Switzerland, with registered office in Basel, Switzerland (the “Company”).

WHEREAS, the Company is proposing to issue and sell to the Investor (the “Offering”), for an aggregate purchase price of US$50,000,000, (i) registered common shares of the Company with a nominal value of CHF 0.015 each (the “Common Shares”), and (ii) a pre-funded warrant to purchase Common Shares in substantially the form attached hereto as Exhibit B (the “Pre-Funded Warrant”), contemporaneously with the Company’s initial public offering of Common Shares (“IPO”), pursuant to the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the closing of the Offering shall take place concurrently with the first closing of the IPO (the “IPO Closing Time”), at (i) a price per Common Share equal to the initial public offering price per Common Share at which the Common Shares are sold to the public in the IPO as set forth on the cover of the final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) (the “IPO Purchase Price”) and (ii) a price per Warrant Share underlying the Pre-Funded Warrant equal to the IPO Purchase Price (the “Warrant Purchase Price”);

WHEREAS, the Common Shares, the Pre-Funded Warrant and the Common Shares issuable upon exercise of the Pre-Funded Warrant are being offered and issued to the Investor pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC, Piper Sandler & Co. and UBS Securities LLC, as representatives of the several underwriters named therein (acting in such capacity, collectively, the “Representatives,” and such underwriters, including the Representatives, the “Underwriters”), substantially in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:

1. SALE OF COMMON SHARES AND PRE-FUNDED WARRANT.

(a) Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell and deliver to the Investor, and the Investor hereby agrees to purchase from the Company, (i) 1,532,691 Common Shares (the “Shares”), and (ii) the Pre-Funded Warrant to purchase a number of Common Shares (the “Warrant Shares”) equal to the quotient obtained by dividing (A) US$50,000,000 minus the product of the number of Shares multiplied by the IPO Purchase Price by (B) the Warrant Purchase Price (i.e., the IPO Purchase Price), rounded down to the nearest whole Warrant Share. The Company shall calculate the number of Shares and Warrant Shares and certify each such number in writing to the Investor promptly following determination of the IPO Purchase Price and, in any event, prior to the Closing. The aggregate purchase price shall equal (x) the number of Shares multiplied by the IPO Purchase Price plus (y) the number of Warrant Shares underlying the Pre-Funded Warrant multiplied by the Warrant Purchase Price ((i) and (ii), collectively, the “Purchase Price”). The Shares, the Pre-Funded Warrant and the Warrant Shares are referred to collectively herein as the “Securities.”

(b) Closing. The closing of the purchase and sale of the Shares and the Pre-Funded Warrant (the “Closing”) shall take place remotely via the exchange of documents and signatures, after the satisfaction or waiver of each of the conditions set forth in Section 3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the IPO Closing Time. The date on which the Closing occurs is referred to herein as the “Closing Date.” At the Closing, (i) the Company shall cause (A) the Shares and the first holder of the Shares to be entered in the Company’s book of uncertificated securities (Wertrechtebuch), (B) the Investor to be registered as shareholder with voting rights in the Company’s share register (Aktienbuch), and (C) the Shares to be registered in the Investor’s name in book-entry form on the records of the Company’s transfer agent through the Direct Registration System (“DRS”), (ii) the Company shall deliver or procure the delivery to the Investor of a (aa) copy of the duly executed assignment declaration (Abtretungserklärung) for the transfer of the Shares to the Investor, the original of the duly executed assignment declaration to be delivered to the Investor promptly after the Closing Date, (bb) an excerpt of the daily register (Tagesregister) of the Commercial Register of the Canton of Basel-Stadt evidencing the registration of the capital increase pursuant to which the Shares were issued, (cc) an excerpt of the resolution of the board of directors of the Company approving the Investor’s registration as holder of such Shares in the Company’s share register with full voting rights, (dd) an excerpt of the Company’s book of uncertificated securities (Wertrechtebuch) evidencing the registration of the Shares and its first holder, (ee) the corresponding excerpt from the DRS, and (ff) an excerpt from the Company’s share register evidencing the registration of the Investor as holder of the Shares with full voting rights, (iii) the Company shall issue and deliver to the Investor an executed Pre-Funded Warrant registered in the name of the Investor and exercisable for the applicable number of Warrant Shares (the deliverables under (ii) and (iii), the “Company Closing Deliverables”), and (iv) the Investor shall deliver the Purchase Price directly to the Company as set forth in Section 1(c) below.

(c) Payment of Purchase Price. Payment by the Investor of the Purchase Price to the Company shall be made at the Closing by wire transfer of immediately available funds equal to the Purchase Price to an account specified in writing by the Company at least one business day prior to the Closing.

Payment of the Purchase Price shall be made against delivery to the Investor of the Company Closing Deliverables.

2. REPRESENTATIONS AND WARRANTIES.

2.1 Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows as of the date hereof and as of the time of the Closing:

(a) The representations and warranties of the Company set forth in the Underwriting Agreement are true and correct on and as of the date hereof, with the same effect as if made to the Investor herein on the date hereof (except to the extent any such representations and warranties expressly relate to a particular date, in which case such representations and warranties are true and correct, with the same effect as if made to the Investor as of such particular date) (after giving effect to any materiality or other qualifiers contained therein);

(b) The Company has the full right, corporate power and authority to enter into this Agreement and the Pre-Funded Warrant and to consummate the transactions contemplated hereby and thereby and has taken, or prior to the Closing will have taken, all necessary corporate action under Swiss law and the Company’s articles of association and organizational regulations to authorize the execution, delivery and performance of this Agreement and the Pre-Funded Warrant, the issuance or delivery and sale of the Shares and the Pre-Funded Warrant and the issuance or delivery of the Warrant Shares upon exercise of the Pre-Funded Warrant;

(c) This Agreement and the Pre-Funded Warrant constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. If and when issued by registration in the Commercial Register of the Canton of Basel-Stadt, the Shares will be validly issued in compliance with Swiss law and the Company’s articles of association, fully paid, nonassessable and not subject to any call for further capital. Upon Closing in accordance with the terms and conditions of this Agreement, the Pre-Funded Warrant will be duly authorized and validly issued. Upon exercise of the Pre-Funded Warrant in accordance with its terms and completion of the corporate actions required under Swiss law, the Warrant Shares will be validly issued, fully paid, nonassessable and not subject to any call for further capital. The Company keeps available, out of treasury shares held directly or indirectly by the Company and/or its conditional share capital or capital range, a sufficient number of Common Shares to satisfy the exercise of the Pre-Funded Warrant in full. The Securities will be issued to the Investor free of liens, encumbrances and restrictions on transfer other than (i) restrictions under this Agreement, the Pre-Funded Warrant, the Company’s articles of association and applicable securities laws, (ii) restrictions under the lock-up agreement entered into by the Investor or its affiliates in connection with the IPO and (iii) liens, encumbrances or restrictions created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations in Section 2.2, the offer, sale and issuance or delivery of the Securities contemplated hereby are and will be exempt from the registration and prospectus-delivery requirements of the Securities Act and exempt from, or otherwise not subject to, applicable state securities-law registration and qualification requirements;

(d) Neither the Company nor any person authorized by it has engaged in general solicitation or general advertising within the meaning of Regulation D with respect to the offer or sale of the Securities. The Company has not, directly or indirectly, offered or sold any security under circumstances that, to its knowledge, would cause the offering of the Securities to be integrated with another offering for purposes of the Securities Act or applicable trading-market rules. Assuming the accuracy of the Investor’s representations in Section 2.2, neither the Company nor its affiliates, subsidiaries or persons acting on their behalf has taken any action that would adversely affect reliance on Section 4(a)(2) or Rule 506 of Regulation D for the transactions contemplated hereby;

(e) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Pre-Funded Warrant, the offer, issuance or delivery and sale of the Shares and the Pre-Funded Warrant, the issuance or delivery of the Warrant Shares, the consummation of the transactions contemplated hereby and thereby and compliance by the Company with its obligations hereunder and thereunder do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, loan, credit agreement, note, lease, license agreement, contract or other instrument to which the Company or any subsidiary is a party or by which it or any of them is bound or to which any of their property or assets is subject, (ii) the articles of association or organizational regulations of the Company or the organizational documents of any subsidiary, or (iii) any statute or judgment, order, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the Company or its subsidiaries or their properties, except, in the case of clauses (i) and (iii), for defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (as defined in the Underwriting Agreement); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required for the issuance and sale of the Shares and the Pre-Funded Warrant or the issuance or delivery of the Warrant Shares, except such as have been or will timely be obtained or made, including any required filing and registration with the Commercial Register of the Canton of Basel-Stadt, or have otherwise been validly waived;

(f) No “bad actor” disqualifying event described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined in the first paragraph of Rule 506(d)(1)), except for a Disqualification Event as to which Rule 506(d)(2)(ii) through (iv) or (d)(3) is applicable; and

(g) Neither the Company nor, to the best of its knowledge, any affiliate or person acting on its or their behalf has, during the past six months, offered or sold any Company security under circumstances that would (i) eliminate the availability of the exemption under Section 4(a)(2) of the Securities Act for the offer and sale of the Securities or (ii) cause the offering of the Securities to be integrated with another offering for purposes of applicable law, regulation or shareholder-approval provisions, including the rules of any trading market on which the Company’s securities are listed or designated.

2.2 Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

(a) (i) It is an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act; (ii) it has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Securities and is financially able to bear those risks; (iii) it has had an opportunity to discuss the Company’s business, management and financial affairs with management; (iv) all requested documents, records and information pertaining to its investment have been made available or delivered before the date hereof; (v) it can bear the risk of holding the Securities for an indefinite period and the loss of its entire investment; (vi) it is not purchasing the Securities as a result of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or solely as a result of its review of the Company’s public filings; and (vii) it has independently evaluated the merits of its decision to purchase the Securities; (viii) it has had access to, and an adequate opportunity to review, financial and other information and has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary to make its decision to purchase the Securities; (ix) it has not relied on the advice of, or any representations by, any of Jefferies LLC, TD Securities (USA) LLC, Piper Sandler & Co. and UBS Securities LLC (acting in their capacity as placement agents for the Offering, collectively, the “Placement Agents”), or any of their affiliates or any representative of the Placement Agents or their affiliates in making such decision; and (x) none of the Placement Agents nor any of their representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to the Investor in connection with the transactions contemplated hereby, and the Investor understands that the Placement Agents have not acted as the Investor’s financial advisor or fiduciary and have acted solely as the agents of the Company in the placement of the Securities, and the Investor has not relied on the business or legal advice of the Placement Agents or any of their agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Investor in connection with the transactions contemplated hereby;

(b) The Investor understands that this Agreement is made in reliance upon its representations that (i) the Securities are being acquired for its own account, and not on behalf of another person or entity, for investment and not with a view to distribution, nor with a present intention of distributing or selling the Securities in violation of applicable securities laws; (ii) the Investor was not organized for the specific purpose of acquiring the Securities; and (iii) the Securities will not be sold or transferred without registration under the Securities Act and applicable state securities laws or an available exemption therefrom;

(c) The Investor further understands that the Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance on an exemption from registration. The Investor represents that, to its knowledge, it has not taken any action that could reasonably be expected to cause the offer, sale or issuance of the Securities to fail to qualify for an exemption. Until the Shares and Warrant Shares have been registered or may be transferred pursuant to an available exemption reasonably satisfactory to the Company, stop-transfer instructions may be issued to the transfer agent and certificates or book-entry positions representing such Securities shall bear customary restrictive legends. Until such time, the Shares and any Warrant Shares shall be maintained through DRS;

(d) The Investor further understands that its representations and warranties do not preclude disposition of the Shares or Warrant Shares without registration in compliance with Rule 144 under the Securities Act (“Rule 144”). The Investor acknowledges that adequate current public information may not be available when it wishes to sell the Shares or Warrant Shares and that compliance with the Securities Act or another exemption may therefore be required; and

(e) (i) The Investor is validly existing as a corporation under the laws of the Netherlands; (ii) the Investor has all requisite power and authority to execute and deliver this Agreement; and (iii) this Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

2.3 Covenants of the Company. The Company undertakes and covenants as follows:

(a) For as long as the Pre-Funded Warrant remains outstanding, the Company shall keep available, out of treasury shares held directly or indirectly by the Company and/or its conditional share capital or capital range, a sufficient number of Common Shares to satisfy the exercise of the Pre-Funded Warrant in full.

(b) The board of directors of the Company shall, as long as the Pre-Funded Warrant remains outstanding, not without the prior written consent of the Investor make any proposal to the general meeting of shareholders of the Company regarding the amendment or modification of any provision of the Company’s articles of association that would affect the rights of the Common Shares in a manner which would adversely affect the rights of the Investor (or its permitted assigns), subject to the adjustments pursuant to Section 3 of the Pre-Funded Warrant.

3. CONDITIONS TO THE CLOSING. The obligations of the Company and the Investor hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing. If any condition in this Section 3 is not satisfied or waived by each party entitled to its benefit at or before the Closing, each such party may terminate this Agreement by written notice to the other party, whereupon the parties shall be released from their obligations and shall have no further liability hereunder; provided that nothing in this Section 3 shall relieve any party from liability or damages arising from its fraud or willful breach before termination.

(a) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares and the Pre-Funded Warrant at the Closing is subject to the satisfaction of the following conditions:

(i) the representations and warranties of the Company contained in Section 2.1 herein shall be true and accurate on and as of the Closing with the same force and effect as if they had been made at the Closing (except to the extent any such representations and warranties expressly relate to a particular date, in which case such representations and warranties are true and correct as of such particular date) (after giving effect to any materiality or other qualifiers contained therein);

(ii) the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein;

(iii) no governmental authority or body shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining, suspending, prohibiting or making illegal the consummation of the transactions contemplated at the Closing; no stop order suspending the effectiveness of the registration statement filed by the Company with the SEC with respect to the IPO shall be or shall have been in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall be or shall have been pending before or threatened by the SEC;

(iv) the Company shall have consummated the IPO and the Underwriters shall have purchased, concurrently with the Investor’s purchase of the Shares and the Pre-Funded Warrant, the Firm Shares (as defined in the Underwriting Agreement) at the purchase price set forth in the Underwriting Agreement;

(v) the Company shall have delivered to the Investor the opinion of Cooley LLP and Niederer Kraft Frey Ltd., dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investor and addressing such legal matters as the Investor and the Company reasonably agree; and;

(vi) the Shares shall have been validly issued pursuant to a share capital increase in accordance with Swiss law, registered in the Commercial Register of the Canton of Basel-Stadt, entered in the Company’s book of uncertificated securities (Wertrechtebuch), registered in the Investor’s name in book-entry form on the records of the Company’s transfer agent through DRS, all as evidenced by the Company Closing Deliverables, and approved for listing on The Nasdaq Global Market, subject only to official notice of issuance, and the Company shall have obtained all approvals required for the listing of the Warrant Shares upon issuance or transfer from treasury, as applicable.

(b) Conditions to the Company’s Obligations. The Company’s obligations to sell the Shares and the Pre-Funded Warrant at the Closing are subject to the satisfaction of the following conditions:

(i) the Investor shall have paid the Purchase Price to the Company by wire transfer of immediately available funds as specified in Section 1(c) of this Agreement;

(ii) the representations and warranties of the Investor contained in Section 2.2 shall be true and accurate on and as of the Closing with the same force and effect as if they had been made at the Closing; and

(iii) the Underwriters shall have purchased, concurrently with the Investor’s purchase of the Shares and the Pre-Funded Warrant, the Firm Shares (as defined in the Underwriting Agreement) at the purchase price set forth in the Underwriting Agreement.

4. Reliance by the Placement Agents. The parties agree and acknowledge that the Placement Agents may rely on, as an express third-party beneficiary, (a) the representations, warranties, agreements and covenants of the Company contained in this Agreement and (b) the representations and warranties of the Investor contained in this Agreement, in each case as if such representations, warranties, agreements and covenants, as applicable, were made directly to the Placement Agents.

5. Exculpation of Placement Agents. Each party agrees, for the express benefit of the Placement Agents, their affiliates and their respective representatives, that:

(a) None of the Placement Agents, any of their affiliates or any of their respective representatives (i) has any duties or obligations other than those specifically set forth herein or in the engagement letter by and among the Company and the Placement Agents, entered into on November 9, 2026 (as amended from time to time, the “Engagement Letter”); (ii) makes any representation or warranty, express or implied, pursuant to this Agreement or in connection with any of the transactions contemplated hereby and has not provided any advice or recommendation to the Investor in connection with the purchase or sale of the Securities; or (iii) shall be liable for (x) any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion, rights or powers conferred upon it by this Agreement, (y) any improper payment made in accordance with the information provided by the Company, or (z) anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence, recklessness or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.

(b) None of the Placement Agents, any of their affiliates or any of their respective representatives shall be responsible for, or have any duty to ascertain or inquire into, (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents, validity, accuracy, value or genuineness of any certificate, report or other document delivered by or on behalf of the Company, the Investor or any other party pursuant to this Agreement or in connection with any of the transactions contemplated hereby, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, or (v) the satisfaction of any condition set forth in Section 3 of this Agreement.

(c) The Placement Agents, their affiliates and their respective representatives shall be entitled to (i) rely on, and shall not incur any liability for acting reasonably upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company; (ii) consult with legal counsel and other experts, and shall not be liable for any lawful action taken or not taken in accordance with the advice of any such counsel or experts; and (iii) be indemnified by the Company for acting as Placement Agents hereunder pursuant to the indemnification provisions set forth in the Engagement Letter.

(d) Nothing contained in this Section 5 or elsewhere in this Agreement shall affect the obligations and liability of any of the Placement Agents, any of their affiliates or any of their respective representatives pursuant to the Underwriting Agreement or otherwise under applicable law or regulation in connection therewith.

(e) Each of the Placement Agents is acting solely as placement agent to the Company in connection with the sale of the Securities and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Investor, the Company or any other person or entity in connection with the sale of the Securities.

6. NO INTEGRATION. The Company shall not, and shall use commercially reasonable efforts to ensure that no affiliate of the Company shall sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Securities in a manner requiring registration under the Securities Act, or aggregated with or otherwise treated as part of the same transaction as the offer or sale of the Securities in a manner requiring shareholder approval under applicable law or the rules of any trading market, unless such registration or shareholder approval is obtained before the closing of the applicable transaction.

7. RULE 144 REPORTING. With a view to making available to the Investor the benefits of SEC rules and regulations that may permit the sale of the Shares and Warrant Shares without registration, the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act, including its Annual Reports on Form 20-F and Reports on Form 6-K; and

(c) furnish to the Investor promptly upon written request (i) a written statement as to the Company’s compliance with the public-information requirements of Rule 144, (ii) a copy of its most recent Annual Report on Form 20-F or other periodic financial report and (iii) other reports and documents reasonably requested to permit the Investor to sell the Shares or Warrant Shares under an available SEC rule or regulation.

8. [RESERVED].

9. FEES, COMMISSIONS AND TAXES. The Company shall be solely responsible for any placement-agent fees, financial-advisory fees or broker commissions, other than fees of persons engaged by the Investor, relating to or arising out of the sale of the Common Shares and the Pre-Funded Warrant contemplated hereby. Issuance or delivery of Common Shares shall be made without charge to the Investor for issuance or transfer taxes. The Company shall pay the reasonable and documented fees and expenses of Ropes & Gray LLP, counsel for the Investor, in an amount not to exceed $25,000 in the aggregate.

10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. NOTICES. Notices given hereunder shall be deemed to have been duly given only if given in writing, and on (i) the date of personal delivery, (ii) the date one day after delivery to a reputable overnight courier with proper delivery instructions or (iii) if delivered by email, upon electronic confirmation of receipt, in each case addressed as follows: (a) if to the Investor, to: Sanofi Ventures, 450 Water street, Cambridge, MA, Attention: Jason Hafler, Paulina Hill , with a copy (which shall not constitute notice) to: Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, Attention: Raymond J. Grant (Raymond.Grant@ropesgray.com); and (b) if to the Company, to: Windward Bio Group AG, Aeschenplatz 6, 4052 Basel, Switzerland, Attention: Luca Santarelli, Claudia D’Augusta and Scott Applebaum, with a copy (which shall not constitute notice) to: Cooley LLP, 55 Hudson Yards, New York, NY 10001, Attention: Brandon Fenn, Ryan Sansom, Divakar Gupta and Susan Choy (bfenn@cooley.com; rsansom@cooley.com; dgupta@cooley.com; schoy@cooley.com), and Niederer Kraft Frey AG, Bahnhofstrasse 53, 8001 Zurich, Switzerland, Attention: Andreas Müller and Margrit Marti (andreas.mueller@nkf.ch; margrit.marti@nkf.ch).

12. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No waiver shall be deemed a waiver of any subsequent breach or default. Notwithstanding anything to the contrary herein, Sections 4 and 5 of this Agreement may not be waived, modified, supplemented or amended without the written consent of the Placement Agents.

13. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts, waives any objection to venue in such courts and agrees not to plead or claim that any such proceeding has been brought in an inconvenient forum. The Company irrevocably appoints Windward Bio, Inc., 800 North State Street, Suite 304, Dover, Delaware, as its authorized agent upon which process may be served in any such proceeding. To the fullest extent permitted by applicable law, the Company irrevocably waives any immunity from jurisdiction, service of process, attachment or execution to which it or its assets may otherwise be entitled.

14. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof.

15. ASSIGNMENT. This Agreement may not be assigned by the Company or the Investor without the prior written consent of the other party hereto.

16. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement. All references herein to numbered Sections are to Sections of this Agreement unless otherwise indicated.

17. SURVIVAL. Sections 2.3, 4, 5, 7, 10, 13, 14, 15, 20 and 21 hereof, and the representations and warranties contained herein, shall survive the Closing.

18. COUNTERPARTS. This Agreement may be executed in PDF format and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

20. LEGEND REMOVAL. The Company shall cooperate with the Investor to facilitate the timely delivery of the Shares or Warrant Shares in the form of intermediated securities (Bucheffekten) through The Depository Trust Company in connection with sales pursuant to Rule 144, free of restrictive legends or notations and credited to such account as the Investor may reasonably request to the extent permitted by Rule 144. Upon written request by the Investor following the six-month anniversary of the Closing, the Company shall promptly instruct its share registrar, transfer agent and other applicable intermediaries to remove restrictive legends or notations from the Shares or Warrant Shares when they can be freely sold under Rule 144 without volume or manner-of-sale limitations, provided that the Company has received a customary representation letter reasonably satisfactory to it.

21. TERMINATION. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the Representatives, on behalf of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the IPO; (b) termination of the Underwriting Agreement, other than provisions thereof that survive termination, prior to the sale of any Firm Shares to the Underwriters; (c) withdrawal of the registration statement filed with the SEC with respect to the IPO; (d) the Closing not having occurred on or prior to November 20, 2026; or (e) the written consent of the Company and the Investor.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY

WINDWARD BIO GROUP AG

By:	/s/ Luca Santarelli
	Name:	Luca Santarelli
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO COMMON SHARE AND PRE-FUNDED WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

INVESTOR

SANOFI FOREIGN PARTICIPATIONS B.V.

By:	/s/ Hao Zheng
	Name:	Hao Zheng
	Title:	Authorized Signatory

EXHIBIT A

FORM OF UNDERWRITING AGREEMENT

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

WINDWARD BIO GROUP AG

PRE-FUNDED WARRANT TO PURCHASE COMMON SHARES

Number of Warrant Shares: [•]

Original Issue Date: [•], 2026 (the “Original Issue Date”)

Windward Bio Group AG, a Swiss corporation (Aktiengesellschaft) organized under the laws of Switzerland, with registered office in Basel, Switzerland (the “Company”), hereby certifies that, for value received, [•] or its permitted assigns (the “Holder”) is entitled to purchase from the Company the number of registered common shares of the Company, nominal value CHF 0.015 per share (the “Common Shares”), stated above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), subject to the terms of this Pre-Funded Warrant (this “Warrant”). This Warrant is issued pursuant to the Common Share and Pre-Funded Warrant Purchase Agreement dated November 9, 2026 between the Company and the Holder (the “Purchase Agreement”). Capitalized terms not defined herein have the meanings given in the Purchase Agreement.

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a Holder, as such terms are used in and construed under Rule 405 under the Securities Act, but only for so long as such control shall continue.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who reasonably could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iii) any other Persons whose beneficial ownership of the Company’s Common Shares reasonably could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) “Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

(d) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Shares are primarily listed on and quoted for trading, which, as of the Original Issue Date shall be the Nasdaq Global Market.

(f) “Trading Day” means any weekday on which the Principal Trading Market is open for trading. If the Common Shares are not listed or admitted for trading, “Trading Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

2. Exercise of Warrant.

2.1 No Exercise Price; Exercise Term. No exercise price or other consideration shall be payable upon exercise of this Warrant. For purposes of Swiss law, the amount of the purchase price paid under the Purchase Agreement that is allocable to each Warrant Share constitutes the issue price for such Warrant Share and shall in no event be less than its nominal value at the time of issuance of the relevant Warrant Share. This Warrant may be exercised, in whole or in part, at any time on or after the Original Issue Date and shall remain exercisable until exercised in full.

2.2 Exercise Procedure. The Holder may exercise this Warrant, in whole or in part, by delivering to the Company a duly completed and executed Notice of Exercise in the form attached hereto as Annex A. The Holder shall promptly execute and deliver any subscription form or other document reasonably required solely to implement the issuance or delivery of the Warrant Shares under Swiss law; provided that delivery of any such document shall not be a condition to the effectiveness of the exercise. The Holder shall not be required to surrender this Warrant unless it has been exercised in full. An exercise is effective upon the Company’s receipt of the Notice of Exercise (as determined in accordance with the notice provisions hereof), subject only to Section 2.5, and the date of such receipt is the “Exercise Date”.

2.3 No Fractions. No fractional Warrant Share shall be issued or delivered; any fraction shall be rounded down to the nearest whole share.

2.4 Delivery of Warrant Shares. Upon exercise, the Company shall deliver the required number of Warrant Shares at its discretion by way of a capital increase out of its conditional capital or within its capital range or otherwise, out of Common Shares held by it or any of its subsidiaries in treasury, or by purchasing such Warrant Shares on the open market. As promptly as practicable following the effective Exercise Date, and in any event no later than the Trading Day after completion of the corporate actions required under Swiss law, the Company shall cause the Warrant Shares to be validly issued (if applicable), entered into the Company’s book of uncertificated securities (Wertrechtebuch) and registered in the Holder’s name in book-entry form on the records of the Company’s transfer agent through DRS; provided that, if such Warrant Shares are then eligible to be delivered free of restrictive legends or notations pursuant to Section 20 (Legend Removal) of the Purchase Agreement, the Company may instead credit such Warrant Shares as intermediated securities (Bucheffekten) to the Holder’s account through DTC.

2.5 Beneficial Ownership Limitation.

(a) The Holder shall be prohibited from exercising this Warrant if, immediately prior to or following such exercise (or portion of such exercise thereof), the Holder, together with its Attribution Parties, collectively beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) more than 4.99% (the “Maximum Percentage”) of the issued and outstanding Common Shares or any other class of equity security (other than an exempted security) of the Company that is registered pursuant to Section 12 of the Exchange Act immediately after giving effect to such exercise. For purposes of calculating beneficial ownership, the aggregate number of Common Shares beneficially owned by the Holder, together with its Attribution Parties, shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder, together with its Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder, together with its Attribution Parties (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 2.5(a), beneficial ownership shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, it being acknowledged and agreed that the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other written notice by the Company or the transfer agent setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Exercise from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2.5(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be issued or delivered pursuant to such Notice of Exercise (the number of shares by which such issuance or delivery is reduced, the “Reduction Shares”). Upon such reduction, this Warrant shall be deemed not to have been exercised with respect to the Reduction Shares, which shall remain exercisable hereunder. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Trading Day confirm to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance or delivery of Common Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the Exchange Act), the Holder shall, promptly following written notice from the Company or knowledge thereof, transfer to the Company (or, at the Company’s election, a subsidiary or nominee designated by it) the number of Common Shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) for no consideration, and the Holder shall not have the power to vote or to transfer the Excess Shares. Pending such transfer, the Holder shall not exercise any voting rights attaching to, and shall not sell, transfer or otherwise dispose of (other than to the Company or, at the Company’s election, a subsidiary or nominee designated by it, pursuant to this Section 2.5(a), the Excess Shares. Upon such transfer, this Warrant shall be deemed not to have been exercised with respect to the Excess Shares, which shall remain exercisable hereunder. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(b) For purposes of clarity, the Common Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) promulgated under the Exchange Act. No prior inability to exercise this Warrant pursuant to this Section 2.5 shall have any effect on the applicability of the provisions of this Section 2.5 with respect to any subsequent determination of exercisability. The provisions of this Section 2.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to the extent necessary to correct this section or any portion hereof that may be defective or inconsistent with the intended limitations contained in this Section 2.5 or to make changes or supplements necessary or desirable to properly give effect to such limitations. Subject to Section 2.5(c) and Section 3.3, the limitations contained in this Section 2.5 may not be waived and shall apply to a successor holder of this Warrant.

(c) Section 2.5(a) shall not restrict the number of Common Shares which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a fundamental transaction as contemplated in Section 3.3 of this Warrant.

3. Adjustments.

3.1 Share Dividends, Splits and Combinations. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Shares or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in Common Shares, (ii) subdivides its outstanding Common Shares into a larger number of Common Shares, (iii) combines its outstanding Common Shares into a smaller number of Common Shares or (iv) issues by reclassification of shares of capital stock any additional Common Shares, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after such event and the denominator of which shall be the number of Common Shares outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or re-classification.

3.2 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Shares for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Shares covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security (including Common Shares), or (iv) cash or any other asset (in each case, a “Distribution”), other than a reclassification as to which Section 3.3 applies, then in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution; provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as (all or a portion) its right thereto would not result in the Holder and the other Attribution Parties exceeding the

Maximum Percentage, at which time or times the Holder shall be granted (all or such portion of) such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation (any such payment “Distribution Compensation Payment”). The Company and its paying agent, if any, shall be entitled to deduct and withhold taxes on any Distribution Compensation Payment, or any other amount distributed or deemed distributed, to the extent required by applicable law. To the extent that any such amounts are so deducted or withheld and remitted to the applicable governmental authority, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any such amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any Distribution Compensation Payment, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant or any amounts otherwise payable in respect of Common Shares received upon the exercise of such Warrant, or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall provide a receipt or other evidence of payment of any taxes deducted or withheld reasonably acceptable to the Holder within 30 days after making any deduction or withholding of such taxes and shall collaborate with and provide to the Holder all documentation necessary to obtain a refund of such tax amounts deducted and withheld.

3.3 Reclassifications and Fundamental Transactions. If, at any time during which the Warrant remains outstanding in full or part, (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or the shareholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Shares covered by Section 3.1 above) (in any such case, a “Fundamental Transaction”), then, immediately prior to and contingent upon the consummation of such Fundamental Transaction, this Warrant shall be deemed automatically exercised in full, without any notice, action or payment by the Holder, and the Holder shall be deemed to be the holder of the Number of Warrant Shares for all purposes in connection with such Fundamental Transaction. Upon consummation of such Fundamental Transaction, the Holder shall be entitled to receive, in respect of such Warrant Shares, the same amount and kind of securities, cash or other property that the Holder would have been entitled to receive if the Holder had held such Warrant Shares immediately prior to such Fundamental Transaction, without regard to any limitations on exercise contained herein (and, in the case of clause (iii) above, assuming such Warrant Shares had been tendered and accepted for payment) (the “Alternate Consideration”). If holders of Common Shares are given any choice as to the Alternate Consideration, the Holder shall be given the same choice. The Holder shall not be entitled to receive any consideration in connection with a Fundamental Transaction other than the Alternate Consideration. The Company shall take, and shall cause any successor, surviving entity or other applicable Person to take, all actions necessary to give effect to such automatic exercise and to deliver the Alternate Consideration to the Holder concurrently with the consummation of the Fundamental Transaction. Upon such automatic exercise and delivery of the Alternate Consideration, this Warrant shall terminate and be of no further force or effect. The provisions of this Section 3.3 shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

3.4 Notices of Adjustment. The Company shall promptly give the Holder written notice of any adjustment, stating the adjusted number of Warrant Shares and the facts and calculations supporting the adjustment.

3.5 No Adjustments. For the avoidance of doubt, without limiting the adjustments contemplated by Sections 3.1 and 3.2 and subject to the Company’s obligations under Section 2.3 of the Purchase Agreement, if, at any time during which the Warrant remains outstanding in full or part, the Company (i) increases or decreases its registered share capital, (ii) increases or decreases, renews or abolishes the capital range or creates additional conditional capital, and/or (iii) issues new conversion, exchange, option or other exercise rights that are not covered by existing or newly created ordinary share capital, capital range and/or conditional share capital, the number of Warrant Shares issuable and/or deliverable upon exercise of the Warrant shall not be adjusted solely by reason of such actions by the Company.

4. Transfer and Exchange. Subject to applicable laws, the Company’s articles of association and the Purchase Agreement, this Warrant and the rights hereunder may be transferred, in whole or in part, upon written notice to the Company and delivery of customary transfer documentation. The Company shall issue replacement warrants reflecting the transferred and retained portions in case of permitted transfers.

5. Availability of Shares and Listing. While this Warrant remains outstanding, the Company shall take all corporate action required under Swiss law and maintain sufficient available sources, including through its capital range, conditional capital or shares held in treasury, to permit exercise of this Warrant in full. The Company shall use commercially reasonable efforts to maintain the listing of the Warrant Shares on The Nasdaq Global Market or any other trading market on which the Common Shares are then listed.

6. No Shareholder Rights. Except as expressly provided herein or upon a valid exercise and issuance or delivery of Warrant Shares, the Holder shall not be entitled by virtue of this Warrant to vote, receive dividends or exercise other rights of a shareholder of the Company.

7. Charges, Taxes and Expenses. Issuance or delivery of Warrant Shares shall be made without charge to the Holder for issuance or transfer taxes. The Company shall pay the fees of its transfer agent and other Company expenses relating to issuance of the Warrant Shares. Any transfer or similar taxes arising in connection with any transfer of Excess Shares pursuant to Section 2.5(a) shall be borne by the Company, provided that any such taxes levied on the Holder shall be borne by the Holder if such transfer results solely from the Holder’s inaccurate determination of its and its Attribution Parties’ beneficial ownership, and not from any inaccuracy in information provided by or on behalf of the Company (including the Reported Outstanding Share Number) or any breach by the Company of Section 2.5(a).

8. Loss or Destruction. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, if reasonably requested, an indemnity undertaking, the Company shall issue a replacement warrant of like tenor. No bond shall be required unless reasonably necessary under the circumstances.

9. Notices. Notices under this Warrant shall be given in the manner specified in Section 11 of the Purchase Agreement, as such addresses may be updated by notice.

10. Amendments and Waivers. This Warrant may be amended, modified or waived only by a written instrument signed by the Company and the Holder. No amendment may disproportionately and adversely affect the Holder relative to other holders of substantially identical pre-funded warrants without the Holder’s written consent.

11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Warrant may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York, and the Company and the Holder irrevocably submit to the exclusive jurisdiction of such courts and waive any objection to venue or inconvenient forum. The Company irrevocably appoints Windward Bio, Inc., 800 North State Street, Suite 304, Dover, Delaware, as its authorized agent for service of process in any such proceeding.

12. Successors and Assigns. This Warrant binds and benefits the Company, the Holder and their respective permitted successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Original Issue Date.

WINDWARD BIO GROUP AG

By:
Name:
Title:

[SIGNATURE PAGE TO PRE-FUNDED WARRANT]

ANNEX A

NOTICE OF EXERCISE

Reference is made to the Pre-Funded Warrant to Purchase Common Shares of Windward Bio Group AG dated as of the Original Issue Date (the “Warrant”). All capitalized terms used but not defined in this notice of exercise shall have the meanings ascribed thereto in the Warrant.

The undersigned Holder elects to exercise the attached Pre-Funded Warrant for __________ Warrant Shares. This exercise shall be effective upon the Company’s receipt of this Notice of Exercise, subject to the Beneficial Ownership Limitation.

Please issue the Warrant Shares in the following registered name and DRS account: ______________________________ (or, if eligible for delivery through DTC, to the following DTC account: ______________________________).

The undersigned certifies that the exercise complies with the Beneficial Ownership Limitation.

Date:	Holder:

By:	Name/Title: